Exhibit 99.1

Company Investor/Media Contract:

DJO Global, Inc.

Matt Simons

SVP Business Development and Investor Relations

760.734.5548

matt.simons@DJOglobal.com

FOR IMMEDIATE RELEASE

DJO Global, Inc. Announces Exchange Offer and

Consent Solicitation with Respect to Senior Subordinated Notes

SAN DIEGO, CA, April 16, 2015 – DJO Global Inc. (“DJO” or the “Company”), a leading global provider of medical device solutions for musculoskeletal health, vascular health and pain management, today announced that its indirect wholly owned subsidiaries, DJO Finance LLC (“DJOFL”) and DJO Finance Corporation (together with DJOFL, the “Issuers”), have commenced a private offer to exchange (the “Exchange Offer”) their 9.75% Senior Subordinated Notes due 2017 (the “Old Notes”) for (i) their new 10.75% Third Lien Notes due 2020 (the “New Notes”) and (ii) cash. In connection with the Exchange Offer, the Issuers are also soliciting (the “Consent Solicitation”) consents (the “Consents”) from registered holders of Old Notes to certain proposed amendments (the “Proposed Amendments”) to the indenture (the “Old Notes Indenture”) governing the Old Notes. In addition, holders whose Old Notes are exchanged in the Exchange Offer will receive accrued and unpaid interest in cash in respect of their exchanged Old Notes from the last applicable interest payment date to, but not including, the applicable settlement date for the Exchange Offer.

The Exchange Offer and the Consent Solicitation are subject to certain conditions set forth in the Offering Circular and Consent Solicitation Statement (the “Offering Circular”) and the related Letter of Transmittal and Consent (the “Letter of Transmittal”). The Issuers reserve the right, subject to applicable law, to terminate, withdraw or amend the Exchange Offer and the Consent Solicitation at any time and from time to time, as described in the Offering Circular.

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The New Notes will be issued by the Issuers and guaranteed by all of DJOFL’s existing and future domestic subsidiaries that will guarantee the Issuers’ new senior secured credit facilities (as described in the Offering Circular).

Holders whose Old Notes are validly tendered (and not validly withdrawn) on or prior to 5:00 p.m., New York City time, on April 29, 2015 (such time and date, as the same may be extended, the “Early Tender Deadline”) will receive, in respect of each $1,000 principal amount of Old Notes accepted for exchange, the “Total Consideration” of $1,020, comprised of a combination of $1,000 principal amount of New Notes and $20 in cash. Holders whose Old Notes are validly tendered (and not validly withdrawn) after the Early Tender Deadline but on or prior to midnight, New York City time, on May 13, 2015 (such time and date, as the same may be extended, the “Expiration Date”) will receive, in respect of each $1,000 principal amount of Old Notes accepted for exchange, the “Exchange Consideration” of $1,010, comprised of $1,000 principal amount of New Notes and $10 in cash.

In order to be eligible to receive the maximum principal amount of New Notes and the cash consideration offered in the Exchange Offer, holders must validly tender (and not validly withdraw) their Old Notes at or prior to the Early Tender Deadline.

For illustrative purposes, the total amount of consideration to be paid for each $1,000 principal amount of Old Notes properly tendered (and not properly withdrawn) and accepted by the Issuers in the Exchange Offer is set forth in the table below.

		Consideration per $1,000 Principal Amount of Old Notes Tendered
CUSIP	Outstanding Principal Amount of Old Notes	Total Consideration if Tendered Prior to or on the Early Tender Deadline	Exchange Consideration if Tendered after the Early Tender Deadline
23327BAD5	$300,000,000	$1,000 principal amount of New Notes and $20 in cash	$1,000 principal amount of New Notes and $10 in cash

Holders who tender their Old Notes into the Exchange Offer prior to the Early Tender Deadline will be deemed to have delivered their Consents to the Proposed Amendments with respect to the Old Notes tendered. The Proposed Amendments would eliminate or waive substantially all

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of the restrictive covenants contained in the Old Notes Indenture and the Old Notes, eliminate certain events of default, modify covenants regarding mergers and consolidations, and modify or eliminate certain other provisions, including, in some cases, certain provisions relating to defeasance, contained in the Old Notes Indenture and the Old Notes. In order to be adopted, the Proposed Amendments must be consented to by the holders of at least a majority of the outstanding principal amount of Old Notes.

Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on April 29, 2015 but not thereafter.

The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offer and the Consent Solicitation are being made (i) in the United States, in accordance with Rule 506(b) under the Securities Act and (ii) outside the United States, to persons who are not “U.S. persons,” as that term is defined in Rule 902 under the Securities Act and who are “non-U.S. qualified offerees” (as defined in the Offering Circular).

The complete terms and conditions of the Exchange Offer and the Consent Solicitation are set forth in the Offering Circular and the Letter of Transmittal.

This press release is for informational purposes only. This press release is neither an offer to sell nor a solicitation of an offer to buy any New Notes and is neither an offer to purchase nor a solicitation of (i) an offer to sell any Old Notes or (ii) Consents. The Exchange Offer and the Consent Solicitation are made only by, and pursuant to, the terms set forth in the Offering Circular and the Letter of Transmittal. The Exchange Offer and the Consent Solicitation are not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

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About DJO Global, Inc.

DJO Global, Inc. is a leading global developer, manufacturer and distributor of high-quality medical devices that provide solutions for musculoskeletal health, vascular health and pain management. The Company’s products address the continuum of patient care from injury prevention to rehabilitation after surgery, injury or from degenerative disease, enabling people to regain or maintain their natural motion. Its products are used by orthopedic specialists, spine surgeons, primary care physicians, pain management specialists, physical therapists, podiatrists, chiropractors, athletic trainers and other healthcare professionals. In addition, many of the Company’s medical devices and related accessories are used by athletes and patients for injury prevention and at-home physical therapy treatment. The Company’s product lines include rigid and soft orthopedic bracing, hot and cold therapy, bone growth stimulators, vascular therapy systems and compression garments, therapeutic shoes and inserts, electrical stimulators used for pain management and physical therapy products. The Company’s surgical division offers a comprehensive suite of reconstructive joint products for the hip, knee and shoulder. DJO Global’s products are marketed under a portfolio of brands including Aircast®, Chattanooga, CMF™, Compex®, DonJoy®, Empi®, ProCare®, DJO® Surgical, Dr. Comfort®, Bell-Horn® and ExosTM. For additional information on the Company, please visit www.DJOglobal.com.

Safe Harbor Statement

This press release may include information that could constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in DJOFL’s Securities and Exchange Commission filings. Past results of DJOFL are not necessarily indicative of its future results. DJOFL does not undertake any obligation to update any forward-looking statements.

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